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SCHEDULE 14A (RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12
SYMYX TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SYMYX TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 26, 2005

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SYMYX TECHNOLOGIES, INC., a Delaware corporation (the "Company"), will be held on Thursday, May 26, 2005, at 9:00 a.m., Pacific Daylight Time, at 1263 East Arques Avenue, Sunnyvale, California 94085 for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

          1.     To elect three (3) Class III directors to serve for terms of three years expiring upon the 2008 Annual Meeting of Stockholders or until their successors are elected.

          2.     To approve an amendment and restatement of the Company's 1997 Stock Plan to adopt a limit on the maximum number of shares with respect to which stock options and restricted stock may be granted to any individual under the 1997 Stock Plan and other administrative provisions to comply with the performance-based compensation exception limit of Section 162(m) of the Internal Revenue Code of 1986, as amended.

          3.     To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm of the Company for the year ending December 31, 2005.

          4.     To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only stockholders of record at the close of business on March 28, 2005 are entitled to notice of and to vote at the meeting.

        All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

FOR THE BOARD OF DIRECTORS

STEVEN GOLDBY Chairman Chief Executive Officer

Santa Clara, California
April 8, 2005

YOUR VOTE IS IMPORTANT
IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

SYMYX TECHNOLOGIES, INC.

PROXY STATEMENT FOR THE 2005
ANNUAL MEETING OF STOCKHOLDERS
MAY 26, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed Proxy is solicited on behalf of the Board of Directors of Symyx Technologies, Inc. (the "Company" or "Symyx"), for use at the Annual Meeting of Stockholders to be held Thursday, May 26, 2005 at 9:00 a.m. Pacific Daylight Time, or at any postponement or adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's offices at 1263 East Arques Avenue, Sunnyvale, California 94085. The Company's telephone number at that location is (408) 764-2000.

        These proxy solicitation materials and the Annual Report to Stockholders for the year ended December 31, 2004, including financial statements, were first mailed on or about April 13, 2005 to all stockholders entitled to vote at the meeting.

Record Date and Principal Share Ownership

        Stockholders of record at the close of business on March 28, 2005 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 32,558,514 shares of the Company's Common Stock were issued and outstanding and held of record by approximately 147 stockholders. The closing price of the Company's Common Stock on the Record Date as reported by The National Association of Securities Dealers, Inc. Automated Quotation National Market was $23.00 per share.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company, or to the Inspector of Elections at the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

        Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors.

        The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-Votes

        Holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections appointed for the meeting and will determine whether or not a quorum is present. If the shares present, in person and by proxy, at the meeting do not constitute the required quorum, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

        Shares that are voted "FOR," "AGAINST" or "WITHHELD" are treated as being present at the meeting for purposes of establishing a quorum. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" with respect to a matter will also be treated as shares entitled to vote (the "Votes Cast") with respect to such matter.

        While no definitive statutory or case law authority exists in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted in the tabulation of the voting results on the election of directors for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal (other than in the election of directors).

        Broker non-votes (i.e., votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted in the tabulation of the voting results on the election of directors or for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as the approval of an amendment to an option plan). Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal. With respect to a proposal that requires a majority of the outstanding shares (such as an amendment to the certificate of incorporation), however, a broker non-vote has the same effect as a vote against the proposal.

        Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the three Class III directors, for the approval of the amendment and restatement of the Company's 1997 Stock Plan, for the confirmation of the appointment of the designated independent registered public accounting firm, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the items not marked.

Deadline for Receipt of Stockholder Proposals

        Proposals of stockholders that are intended to be presented by such stockholders at the Company's 2006 Annual Meeting must be received by the Company no later than December 15, 2005 in order that such proposals may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting. Stockholders are also advised to review the Company's bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Board Meetings and Committees

        The Board of Directors of the Company held a total of six meetings during the fiscal year ended December 31, 2004. Each director attended at least seventy-five percent of the meetings of the Board and each committee on which the director served during fiscal 2004.

  Board Independence

        The Board of Directors has determined that each of its current directors, except for Steven D. Goldby, the Company's Chairman and Chief Executive Officer, is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards, as currently in effect.

  Committees of the Board

        The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. From time to time, the Board may create various ad hoc committees for special purposes. No such committee is currently functioning.

        Members acting on the committees of the Board during the year were:

	Audit Committee	Compensation Committee	Nominating and Governance Committee
Thomas R. Baruch	Member	Member(1)
Samuel D. Colella		Chairman	Member
Martin S. Gerstel	Member
Kenneth J. Nussbacher	Chairman		Chairman(2)
Mario M. Rosati		Member(1)	Chairman(2)

(1)
Mr. Rosati resigned from Compensation Committee in December 2004 but remained a board member. Mr. Baruch replaced Mr. Rosati as a member of the Compensation Committee starting December 2004.

(2)
Mr. Rosati resigned from Nominating and Governance Committee in April 2005 but remained a board member. Mr. Nussbacher replaced Mr. Rosati as Chairman of Nominating and Governance Committee starting April 2005.

  Audit Committee

        The Audit Committee is composed entirely of independent directors, within the meaning of the NASDAQ Stock Market, Inc. director independence standards, as currently in effect. The Board has determined that each member of the Audit Committee meets the definition of "audit committee financial expert" as defined in Item 401(h) of regulation S-K of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and each member of the Audit Committee is independent as defined in Item 7(d)(3)(iv) of the Exchange Act. Information regarding the functions performed by the Audit Committee, its membership, the number of meetings held during the fiscal year and certain other information, is set forth in the "Report of the Audit Committee," included in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors.

  Compensation Committee

        The Compensation Committee held three meetings during fiscal 2004, and all members were present at these meetings. The Compensation Committee makes recommendations to the Board of Directors regarding the Company's stock plans and determines the compensation of officers. None of the members of the Compensation Committee is currently, or has ever been at any time since the Company's formation, one of the Company's officers or employees. No member of the Compensation Committee serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more officers serving as a member of the Company's Board of Directors or Compensation Committee. The Compensation Committee is governed by a written charter approved by the Board of Directors.

  Nominating and Governance Committee

        The Nominating and Governance Committee is composed entirely of independent directors, within the meaning of the NASDAQ Stock Market, Inc. director independence standards, as currently in effect. The Nominating and Governance Committee held one meeting during fiscal 2004, and all members were present at that meeting. The Nominating and Governance Committee identifies individuals qualified to become Board members, consistent with criteria approved by the Board; oversees the organization of the Board to discharge the Board's duties and responsibilities properly and efficiently; and identifies best practices and recommends corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance. Other specific duties and responsibilities of the Nominating and Governance Committee include: annually assessing the size and composition of the Board; developing membership qualifications for Board committees; defining specific criteria for director independence; monitoring compliance with Board and Board committee membership criteria; annually reviewing and recommending directors for continued service; coordinating and assisting management and the Board in recruiting new members to the Board; reviewing and recommending proposed changes to Symyx's bylaws and Board committee charters; assessing periodically and recommending action with respect to stockholder protections; recommending Board committee assignments; reviewing and approving any employee director standing for election for outside for-profit boards of directors; reviewing governance-related stockholder proposals and recommending Board responses; and overseeing the evaluation of the Board and management. The Chairman of the Nominating and Governance Committee receives communications directed to non-management directors. The Nominating and Governance Committee is governed by a written charter approved by the Board of Directors which is available on the Company's website at www.symyx.com.

Consideration of Director Nominees

  Stockholder Recommendations

        The policy of the Nominating and Governance Committee is to consider properly submitted stockholder recommendations for candidates for membership on the Board as described below under "Identifying and Evaluating Nominees for Directors." In evaluating such recommendations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under "Director Qualifications." Any stockholder recommendations proposed for consideration by the Nominating and Governance Committee should include the candidate's name and qualifications for Board membership and should be addressed to:

  Symyx Technologies, Inc.
  3100 Central Expressway
  Santa Clara, CA 95051
  Attn: Corporate Secretary

        In addition, procedures for stockholder direct recommendation of directors are discussed under "Deadline for Receipt of Stockholder Proposals" and are discussed in detail in the Company's bylaws, which will be provided to stockholders upon written request.

  Director Qualifications

        Members of the Board should have the highest professional and personal ethics and values, consistent with the Company's Code of Conduct and Ethics adopted on January 8, 2004. They should have broad experience at the policy-making level in business and technology. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders.

  Identifying and Evaluating Nominees for Directors

        The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Governance Committee, and may be considered at any point during the year. As described above, the Nominating and Governance Committee considers properly submitted stockholder recommendations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating and Governance Committee at a regularly scheduled meeting prior to the issuance of the proxy statement for Symyx's annual meeting. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Governance Committee. The Nominating and Governance Committee may also review materials provided by professional search firms or other parties in connection with a candidate who is not recommended by a stockholder. In evaluating such recommendations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

Executive Sessions

        Executive sessions of non-management directors are held at each regularly scheduled Board meeting (at least four times per year). The sessions are scheduled and chaired by the Chair of the Nominating and Governance Committee. Any non-management director can request that an additional executive session be scheduled.

Compensation of Directors

        The Company's non-employee directors are reimbursed for expenses incurred in connection with attending board and committee meetings and commencing January 1, 2003, each non-employee director received $30,000 per annum, paid in equal quarterly installments. The Company had in the past granted non-employee directors options to purchase its common stock pursuant to the terms of its stock plans, and the Board continues to have the discretion to grant options to new non-employee directors. The Company's non-employee directors each annually receive automatic, nondiscretionary grants of options to purchase 10,000 shares of its common stock under its 1997 Stock Plan.

Annual Meeting Attendance

        Although the Company does not have a formal policy regarding attendance by members of the Board at the Company's annual meetings of stockholders, directors are encouraged to attend annual meetings of Symyx stockholders. One director attended the 2004 annual meeting of stockholders.

Communications with the Board

        Individuals may communicate with the Board by submitting a letter to the attention of the Chair of the Nominating and Governance Committee, c/o Symyx Technologies, Inc., 3100 Central Expressway, Santa Clara, CA 95051.

Compensation Committee Interlocks and Insider Participations

        Thomas Baruch, a member of the Company's Compensation Committee, is a director and his fund, CMEA Ventures, is a 17.5% stockholder in Intermolecular, Inc. with whom the Company has entered into a Collaborative Development and License Agreement on March 17, 2005. Under the agreement, the two companies are working together to conduct research and development activities with respect to materials for use in semiconduct applications. Each party is bearing its own expenses.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors and Nominees for Director

        Pursuant to the Company's Restated Certificate of Incorporation, the Company's Board of Directors currently consists of eight persons, divided into three classes serving staggered terms of three years. Currently, there are three directors in Class I, two directors in Class II and three directors in Class III. Three Class III directors are to be elected at the 2005 Annual Meeting. The Class I and Class II directors will be elected at the Company's 2006 and 2007 Annual Meetings of Stockholders, respectively. Each of the Class III directors elected at the 2005 Annual Meeting will hold office until the 2008 Annual Meeting of Stockholders or until a successor has been duly elected and qualified.

        In the event that any of such persons becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

        The names of the three Class III nominees for election to the Board of Directors at the Annual Meeting, their ages as of the Record Date and certain information about them are set forth below. The names of the current Class I and Class II directors with unexpired terms, their ages as of the Record Date, and certain information about them are also stated below.

Name	Age	First Became a Director	Principal Occupation/ Position Held With the Company
Nominees for Class III Directors
Kenneth J. Nussbacher(1)(3)	52	1995	Fellow, Affymetrix, Inc.
Mario M. Rosati	58	1994	Partner, Wilson Sonsini Goodrich & Rosati
Peter G. Schultz, Ph.D.	48	1996	Institute Director, Genomics Institute of the Novartis Research Foundation
Continuing Class I Directors
Thomas R. Baruch(1)(2)	66	1996	General Partner, CMEA Ventures
Samuel D. Colella(2)(3)	65	1997	Managing Director, Versant Ventures
Martin S. Gerstel(1)	63	1995	Chairman, Compugen Ltd.
Continuing Class II Directors
Steven D. Goldby	64	1998	Chairman of the Board and Chief Executive Officer
Edwin F. Gambrell	61	2004	Private investor

(1)
Member of the Audit Committee. The Board of Directors has determined that each member of the Audit Committee meets the definition of an Audit Committee Financial Expert.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating and Governance Committee.

        There are no family relationships among any of the directors or executive officers of the Company.

Directors to Be Elected at the Annual Meeting

        Kenneth J. Nussbacher has served as one of the Company's directors since February 1995. Mr. Nussbacher has been a Fellow of Affymetrix since August 2000. Previously, Mr. Nussbacher was Executive Vice President of Affymetrix from 1995 to 2000 and was Chief Financial Officer of Affymetrix

from 1995 to 1997. Mr. Nussbacher also serves as a director of Xenoport, Inc. Mr. Nussbacher holds a B.S. from Cooper Union and a J.D. from Duke University.

        Mario M. Rosati has served as one of the Company's directors since September 1994. Mr. Rosati has been with the Palo Alto, California law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, since 1971, first as an associate and then as a member since 1975. Mr. Rosati also serves as a director of Aehr Test Systems, Genus, Inc., Sanmina-SCI Corporation and Vivus, Inc. Mr. Rosati holds a B.A. from the University of California, Los Angeles and a J.D. from the University of California, Berkeley, Boalt Hall School of Law.

        Peter G. Schultz, Ph.D. has been one of the Company's directors since January 1996 and is one of the Company's founders. Since November 1998, Dr. Schultz has been Institute Director of the Genomics Institute of the Novartis Research Foundation. Since 1999, Dr. Schultz has also been Professor of Chemistry at Scripps Research Institute. From 1985 to 1998, Dr. Schultz was Professor of Chemistry at the University of California, Berkeley. He holds a B.S. and a Ph.D. from the California Institute of Technology.

Directors Whose Terms Extend Beyond the Annual Meeting

        Thomas R. Baruch has served as one of the Company's directors since May 1996. Since 1988, Mr. Baruch has been a general partner of CMEA Ventures, a venture capital firm. From 1990 to 1996, Mr. Baruch also served as a special partner of New Enterprise Associates. Mr. Baruch serves on the boards of directors of Virologic, Inc. and Physiometrix, Inc. Mr. Baruch holds a B.S. from Rensselaer Polytechnic Institute and a J.D. from Capital University.

        Samuel D. Colella has served as one of the Company's directors since August 1997. During 1999, Mr. Colella co-founded Versant Ventures and holds the position of Managing Director. Since 1984, Mr. Colella has been a general partner of Institutional Venture Partners. Mr. Colella holds a B.A. and B.S. from the University of Pittsburgh and an M.B.A. from Stanford University.

        Steven D. Goldby has served as the Company's Chairman of the Board and Chief Executive Officer since July 1998. Prior to joining Symyx, Mr. Goldby served as Chief Executive Officer of MDL Information Systems, Inc. from 1987 to July 1998. Mr. Goldby holds an A.B. from the University of North Carolina and a J.D. from Georgetown University Law School.

        Edwin F. Gambrell has served as one of the Company's directors since January 2004. In his 37-year career with The Dow Chemical Company, Mr. Gambrell held various marketing, sales and management positions. He most recently served as Business President of Dow's Market-Facing Business Units, including Dow Automotive and New Business, and as Business Vice President, global Business Platform for INSITE Technology, Dow Plastics. Mr. Gambrell graduated from Texas A&M University with a B.S. in marketing.

        Martin S. Gerstel has served as one of the Company's directors since February 1995. Mr. Gerstel serves as Chairman of Compugen Ltd. and Co-Chairman of Itamar Medical Ltd. Previously, Mr. Gerstel participated in the founding of ALZA Corporation, where he held numerous positions including President and Chief Operating Officer from 1982 to 1987 and Co-Chairman and Chief Executive Officer from 1987 to 1993. Mr. Gerstel holds a B.S. from Yale University and an M.B.A. from Stanford University.

Vote Required

        The three nominees receiving the highest of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as Class III directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

        THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH HEREIN.

PROPOSAL NO. 2

AMENDMENT OF THE SYMYX TECHNOLOGIES, INC.
1997 STOCK PLAN

General

        The Company's stockholders are being asked to act upon a proposal to approve the action of the Board of Directors amending the Company's 1997 Stock Plan (the "1997 Plan"). Approval of the proposal requires the affirmative vote of the holders of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting. Stockholders abstaining from voting on Proposal No. 2 will be counted for purposes of determining a quorum, but will not be counted for any other purpose. Broker non-votes will not be considered as present or voting, and as such each will have no effect on the vote for this proposal.

        The Company's stockholders are asked to approve an amendment and restatement of the Company's 1997 Plan in order to adopt a limit on the maximum number of shares with respect to which stock options and restricted stock may be granted to any individual in any fiscal year under the 1997 Plan and other administrative provisions to comply with the performance-based compensation exception to the deduction limit of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Pursuant to the amendment and restatement of the 1997 Plan, the maximum number of shares with respect to which options or restricted stock may be granted to any participant in any fiscal year of the Company shall be 500,000 shares. However, in connection with a participant's initial commencement of services with the Company, a participant may be granted stock options for up to an additional 100,000 shares, which shall not count against the limits set forth in the previous sentence. It should be noted that this amendment will not result in an increase in the total shares available for future awards under the 1997 Plan.

        The purpose of this limitation is to ensure that any options or restricted stock granted under the 1997 Plan will be eligible to qualify as performance-based compensation under Section 162(m) of the Code and therefore be exempt from the compensation deduction limit under Section 162(m) of the Code. If the stockholders do not approve the amendment and restatement of the 1997 Plan, any compensation expense of the Company associated with the options and restricted stock granted under the 1997 Plan (together with all other non-performance based compensation) in excess of $1 million in any fiscal year of the Company for any of the Company's five highest paid officers will not be deductible by the Company under the Code.

        The Board of Directors has concluded that the proposed amendment and restatement of the 1997 Plan is in the best interests of the Company and its stockholders.

        THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION AND APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1997 PLAN.

        A general description of the principal terms of the amended and restated 1997 Plan is set forth below. This description is qualified in its entirety by the terms of the amended and restated 1997 Plan, as proposed to be adopted, which is attached to this proxy statement as Exhibit A and is incorporated herein by reference.

General Description

        The 1997 Plan was approved by the board of directors and by the stockholders in 1997 and amended and restated in 1999. In 2003, the board of directors and stockholders approved an amendment to the 1997 Plan to increase the automatic option grant to outside directors under Section 13 of the 1997 Plan from 7,500 shares to 10,000 shares.

        Initially, 6,500,000 shares of common stock were reserved for issuance under the 1997 Plan pursuant to all awards (including incentive stock options), plus (a) any shares available for future awards under the Company's 1996 Stock Plan as of the date of stockholder approval of the 1997 Plan and any shares subsequently returned to the 1996 Stock Plan as a result of termination of options or the repurchase of shares issued under the 1996 Stock Plan and (b) an annual increase to be added on the first day of the Company's fiscal year beginning in 2000 equal to the lesser of (x) 1,500,000 shares, (y) four percent (4%) of the number of shares of common stock outstanding as of such date, or (z) a number of shares determined by the board of directors. The Company will at all times reserve and keep available such number of shares of common stock as shall be sufficient to satisfy the requirements of the 1997 Plan.

        The 1997 Plan provides for the grant of options and restricted stock. Pursuant to the proposed amendment and restatement, the 1997 Plan will limit the number of options and shares of restricted stock which may be awarded to a participant in any fiscal year to 500,000 shares. However, in connection with a participant's initial commencement of services with the Company, a participant may be granted stock options for up to an additional 100,000 shares, which shall not count against the limits set forth in the previous sentence.

        A total of approximately 8,703,000 shares are currently reserved for issuance under the 1997 Plan. As of March 31, 2005, options to purchase approximately 8,042,000 shares were outstanding under the 1997 Plan, a total of approximately 5,213,000 options to purchase shares had been exercised under the 1997 Plan, and approximately 660,000 shares remained available for issuance thereunder. As of March 31, 2005, the Company has 284 employees, 7 non-employee directors and 1 consultant eligible to participate in the 1997 Plan.

Summary of Amended and Restated 1997 Plan

        The principal terms of the amended and restated 1997 Plan, as proposed to be amended, are summarized below. This summary does not purport to be complete, and is subject to, and qualified by reference to, the provisions of the amended and restated 1997 Plan, as proposed to be adopted, a copy of which is attached to this proxy statement as Exhibit A.

        Amendment and Restatement to Adopt Code Section 162(m) Limitations.    The purpose of the proposed amendment and restatement of the 1997 Plan is to adopt a limit on the number of options and shares of restricted stock which may be awarded to a participant in any fiscal year to 500,000 shares. However, in connection with a participant's initial commencement of services with the Company, a participant may be granted stock options for up to an additional 100,000 shares, which shall not count against the limits set forth in the previous sentence. The purpose of this limitation is to ensure that any options or restricted stock granted under the 1997 Plan will be eligible to qualify as performance-based compensation under Section 162(m) of the Code and therefore be exempt from the compensation deduction limit under Section 162(m) of the Code.

        If the stockholders do not approve the amendment and restatement of the 1997 Plan, any compensation expense of the Company associated with the options and restricted stock granted under the 1997 Plan (together with all other non-performance based compensation) in excess of $1 million in any fiscal year of the Company for any of the Company's five highest paid officers will not be deductible by the Company under the Code.

        Purpose.    The purpose of the 1997 Plan is to provide the Company's employees and others who perform substantial services to the Company an incentive, through ownership of the Company's common stock, to continue in service to the Company, and to help the Company compete effectively with other enterprises for the services of qualified individuals.

        Administration.    The 1997 Plan shall be administered by the board of directors of the Company or a committee of the board of directors appointed by the board of directors. The committee, if so appointed, shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The 1997 Plan authorizes the plan administrator to select the employees, directors and consultants of the Company to whom incentive stock options, nonstatutory stock options and other awards may be granted and to determine the terms and conditions of any award. With respect to awards subject to Section 162(m) of the Code, the committee will be comprised solely of two or more outside directors as defined under Section 162(m) of the Code and applicable tax regulations.

        Subject to applicable laws, the plan administrator has the authority, in its discretion, to select employees, directors and consultants to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares of the Company's common stock to be covered by each award (subject to the Section 162(m) share limitations described above), to approve award agreements for use under the 1997 Plan, to determine the terms and conditions of any award, to amend the terms of any outstanding award granted, to construe and interpret the terms of the 1997 Plan and awards granted, to establish additional terms, conditions, rules or procedures and to take such other action not inconsistent with the terms of the 1997 Plan as the plan administrator deems appropriate.

        Eligibility.    The 1997 Plan permits the grant of incentive stock options within the meaning of Section 422 of the Code only to employees of the Company and its parent and subsidiaries. Awards other than incentive stock options may be granted to employees, directors or consultants of the Company and its parent and subsidiaries.

        Terms and Conditions of Awards.    The plan administrator is authorized to grant stock options and shares of restricted stock consistent with the provisions of the 1997 Plan. Subject to the terms of the 1997 Plan, the plan administrator shall determine the provisions, terms and conditions of each award, including, but not limited to, the award vesting schedule, repurchase provisions, forfeiture provisions, forms of payment and the like.

        Each award shall be designated in an award agreement. In the case of an option, the option shall be designated as either an incentive stock option or a nonstatutory stock option. To the extent that the aggregate fair market value of shares of the Company's common stock subject to options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess options shall be treated as nonstatutory stock options.

        The 1997 Plan authorizes the plan administrator to grant stock options at an exercise price of not less than 100% (or 110%, in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company) of the fair market value of the common stock on the date the option is granted. The exercise price of other awards shall be determined by the plan administrator.

        Subject to applicable laws, the consideration to be paid for the shares of the Company's common stock to be issued upon exercise or purchase of an award, including method of payment, shall be determined by the plan administrator. In addition to any other types of consideration, the plan administrator may, for example, accept as consideration (i) cash, (ii) check, (iii) shares of common stock, (iv) the delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise and delivery to the Company of the amount of sale proceeds required to pay the exercise price, or any combination of the foregoing methods of payment.

        The term of each award shall be stated in the award agreement. However, the term of an incentive stock option may not be for more than 10 years from date of grant (or 5 years in the case of any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company).

        The 1997 Plan provides that (i) any reduction of the exercise price of any option awarded under the 1997 Plan shall be subject to stockholder approval and (ii) canceling any option awarded under the 1997 Plan at a time when its exercise price exceeds the fair market value of the underlying shares in exchange for another award shall be subject to stockholder approval.

        Section 162(m) of the Code.    Pursuant to the amendment and restatement of the 1997 Plan, the maximum number of shares with respect to which options may be granted to any participant in any fiscal year of the Company shall be 500,000 shares. However, in connection with a participant's initial commencement of services with the Company, a participant may be granted stock options for up to an additional 100,000 shares, which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately by the plan administrator in connection with any change in the Company's capitalization due to a stock split, stock or other extraordinary dividend or similar event affecting the common stock of the Company and its determination shall be final, binding and conclusive. Under Section 162(m) of the Code, no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to its chief executive officer and each of its four most highly paid other executive officers who are serving in such capacities as of the last day of such taxable year. An exception to this rule applies to compensation that is paid pursuant to a stock incentive plan approved by stockholders and that specifies, among other things, the maximum number of shares with respect to which options may be granted to eligible participants under such plan during a specified period. Compensation paid pursuant to options granted under such a plan and with an exercise price equal to the fair market value of the Company's common stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation, if any option is canceled, the cancelled award shall continue to count against the maximum number of shares of common stock with respect to which an award may be granted to a participant.

        For awards of restricted stock that are intended to be performance-based compensation under Section 162(m) of the Code, the maximum number of shares subject to such awards that may be granted to a participant during a calendar year is 500,000 shares. The foregoing limitations shall be adjusted proportionately by the plan administrator in connection with any change in the Company's capitalization due to a stock split, stock or other extraordinary dividend or similar event affecting the common stock of the Company and its determination shall be final, binding and conclusive. In order for restricted stock to qualify as performance-based compensation, the plan administrator must establish a performance goal with respect to such award in writing not later than 90 days after the commencement of the services to which it relates and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard. The 1997 Plan includes the following performance criteria that may be considered by the plan administrator when granting performance-based awards: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share.

        Transferability of Awards.    Options and restricted stock may not be transferred other than by will or by the laws of descent or distribution; provided, however, that the participant may transfer an option or restricted stock to the extent and in the manner determined by the plan administrator.

        Automatic Director Option Grants.    Under the terms of the 1997 Plan, following the annual meeting of shareholders of the Company, each outside director shall be granted an option to purchase 10,000 shares of common stock which shall vest in 12 equal monthly installments such that the option is fully vested one year after the date of grant.

        Termination of Employment or Service.    An award may not be exercised after the expiration date of such award as set forth in the award agreement. In the event a participant in the 1997 Plan terminates employment or service other than as a result of death or disability, an award may be exercised to the extent provided in the award agreement. In the event a participant in the 1997 Plan terminates employment or service as the result of death or disability, an award may be exercised within 12 months after the date of termination. Where an award agreement permits a participant to exercise an award following termination of employment or service, the award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever comes first. Any award designated as an incentive stock option, to the extent not exercised within the time permitted by law for the exercise of incentive stock options following the termination of employment, shall convert automatically to a nonstatutory stock option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the award agreement.

        Adjustments Upon Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of shares of common stock covered by outstanding awards, the number of shares of common stock that have been authorized for issuance under the 1997 Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of common stock that may be granted subject to awards to any participant in a fiscal year, and the like, shall be proportionally adjusted by the plan administrator in the event of (i) any increase or decrease in the number of issued shares of common stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting the common stock of the Company, (ii) any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company or (iii) as the plan administrator may determine in its discretion, any other transaction with respect to common stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to stockholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the plan administrator and its determination shall be final, binding and conclusive.

        Merger or Asset Sale.    In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, each outstanding option and grant of restricted stock shall be assumed or substituted for by the successor corporation. In the event the successor corporation refuses to assume or substitute for the option or grant of restricted stock, the option or grant of restricted stock shall become fully vested.

        Amendment, Suspension or Termination of the 1997 Plan.    The Board may at any time amend, suspend or terminate the 1997 Plan. The 1997 Plan will terminate ten years from the date of its adoption. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein, the Company shall obtain stockholder approval of any such amendment to the 1997 Plan in such a manner and to such a degree as required.

Certain Federal Tax Consequences

        The following summary of the federal income tax consequences of 1997 Plan transactions is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss, state, local or non-U.S. tax consequences.

        Nonstatutory stock options.    The grant of a nonstatutory stock option under the 1997 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonstatutory stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant's total compensation is deemed reasonable in amount. Any gain or loss on the participant's subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

        Incentive Stock Options.    The grant of an incentive stock option under the 1997 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

        If the participant fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the participant's total compensation is deemed reasonable in amount.

        The "spread" under an incentive stock option—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant's alternative minimum tax liability exceeds such participant's regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

        Restricted Stock.    The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant's total compensation is deemed reasonable in amount. Any gain or loss on the recipient's subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

        Recipients of restricted stock may make an election under Section 83(b) of the Code ("Section 83(b) Election") to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock is issued.

Amended Plan Benefits.

        As of the date of this Proxy Statement, no employee, officer, director or associate of any director or officer has been granted any awards subject to stockholder approval of the proposed amendment of the 1997 Plan. The benefits to be received pursuant to the amended 1997 Plan by the Company's directors, officers and employees are not determinable at this time.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors has selected Ernst & Young LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2005, and recommends that stockholders vote "FOR" ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee and the Board of Directors will reconsider their selection.

        Ernst & Young LLP has audited the Company's financial statements annually since the Company's inception.

Principal Auditor Fees and Services

        The following table summarizes the fees paid or accrued to Ernst & Young LLP for various services provided for the years ended December 31, 2004 and 2003 (in thousands):

Service Category	2004	2003
Audit Fees	$713	$266
Audit-Related Fees	19	42
Tax Services Fees	1	2
All Other Fees	165	6

Total	$898	$316

        Audit fees.    Aggregate fees were for professional services rendered for the audits of Symyx's consolidated financial statements, limited reviews of Symyx's unaudited condensed consolidated interim financial statements, attestation of internal control, issuances of consent, and assistance with review of documents filed with the SEC.

        Audit related fees.    Aggregate fees were for services related to income tax provision procedures, internal control projects and revenue recognition.

        Tax services fees.    Aggregate fees were for services related to research and development credit calculation and payroll tax matters.

        All Other fees.    Aggregate fees were for acquisition due diligence, access to an on-line research database, and services related to review of a government contract and custom duty advice.

        The Company's Audit Committee has considered whether such services that Ernst & Young provided are compatible with maintaining Ernst & Young's independence as independent registered public accounting firm.

        The Audit Committee pre-approves all audit and non-audit services provided to the Company by the independent registered public accounting firm. According to the Audit Committee charter, this pre-approval authority may be delegated to a single member of the Audit Committee and then reviewed by the entire Audit Committee at the Committee's next meeting.

        Representatives of Ernst & Young LLP are expected to be present at the annual meeting of stockholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. If stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent registered public accounting firms at any time during the year.

        THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

EXECUTIVE OFFICERS

        The following table sets forth information as of December 31, 2004 regarding executive officers of the Company.

Name	Age	Position
Steven D. Goldby	64	Chairman of the Board and Chief Executive Officer
Isy Goldwasser	34	President
W. Henry Weinberg, Ph.D.	60	Executive Vice President and Chief Technical Officer
Jeryl L. Hilleman	47	Executive Vice President and Chief Financial Officer
Paul J. Nowak	50	Executive Vice President and Chief Operating Officer

        Steven D. Goldby's biographical information is set forth above at Proposal No. 1.

        Isy Goldwasser has served as the Company's President since February 1998. He also served as Chief Operating Officer from February 1998 to June 2004. From February 1996 to February 1998, Mr. Goldwasser served as the Company's Vice President of Corporate Development. Mr. Goldwasser holds a B.S. from the Massachusetts Institute of Technology and an M.S. from Stanford University.

        W. Henry Weinberg, Ph.D. has served as the Company's Executive Vice President (formerly Senior Vice President) since August 1999 and Chief Technical Officer on a full time basis since March 1996. Dr. Weinberg previously served as the Company's Vice President from March 1996 to August 1999. Dr. Weinberg is also an Adjunct Professor of Chemical Engineering at the University of California, Santa Barbara. Dr. Weinberg is a member of the National Academy of Engineering. He holds a B.S. from the University of South Carolina and a Ph.D. from the University of California, Berkeley.

        Jeryl L. Hilleman has served as the Company's Executive Vice President (formerly Senior Vice President) since August 1999 and Chief Financial Officer since June 1997. Ms. Hilleman also previously served as the Company's Vice President from June 1997 to August 1999. Ms. Hilleman holds an A.B. from Brown University and an M.B.A. from the Wharton School of Business.

        Paul J. Nowak joined Symyx as Executive Vice President and Chief Operating Officer in June 2004. Prior to Symyx, Mr. Nowak held a variety of positions with VWR International, including most recently as President and Chief Operating Officer of VWR International, and Chief Executive Officer and President-North America of VWR Scientific Products Corporation. Mr. Nowak received a B.S. in biology from the State University of New York.

Executive Officer Compensation

        The following table sets forth the compensation paid by the Company during 2004, 2003, and 2002 to its Chief Executive Officer and other executive officers who received compensation of more than $100,000 during 2004, 2003, and 2002:

Long-Term Compensation Securities Underlying Options(#)
Annual Compensation
Name and Principal Position							All Other Compensation($)
	Year	Salary		Bonus
Steven D. Goldby Chief Executive Officer and Chairman of the Board	2004 2003 2002	$375,000 375,000 363,356		$281,250 112,500 112,500	(1) (2)	50,000 150,000 50,000	$	— — —
Isy Goldwasser President	2004 2003 2002	335,000 335,000 294,358		251,250 100,500 90,000	(1) (2)	50,000 150,000 50,000		— — —
W. Henry Weinberg, Ph.D Executive Vice President and Chief Technical Officer	2004 2003 2002	375,000 375,000 333,126		281,250 112,500 102,000	(1) (2)	50,000 150,000 50,000		132,000 120,000 —	(3) (3)
Jeryl L. Hilleman Executive Vice President and Chief Financial Officer	2004 2003 2002	310,000 310,000 271,214		232,500 93,000 80,000	(1) (2)	50,000 150,000 50,000		— — —
Paul J. Nowak Executive Vice President and Chief Operating Officer	2004 2003 2002	180,472 — —	(4)	127,500 — —	(1)	100,000 — —		16,000 — —	(3)

(1)
2004 bonuses for executive officers were paid in January 2005.

(2)
2003 bonuses for executive officers were paid in January 2004.

(3)
Consists of housing allowance payments.

(4)
Mr. Nowak joined Symyx in June 2004. His 2004 annual salary was $340,020.

Option Grants in Last Fiscal Year

        The following table sets forth information relating to stock options granted during 2004 to the Company's Chief Executive Officer and its other executive officers who received salary compensation of more than $100,000. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These potential realizable amounts and rates are mandated by the Securities and Exchange Commission and do not represent an estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of the Company's common stock.

	Individual Grants
		Percent of Total Options Granted to Employees in 2004(2)			Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term
	Number of Securities underlying options Granted (1)		Weighted Average Exercise Price Per Share
Name				Expiration Date
					5%	10%
Steven D. Goldby	50,000	2.74%	$25.32	(3)	$796,181	$2,017,678
Isy Goldwasser	50,000	2.74%	25.32	(3)	796,181	2,017,678
W. Henry Weinberg, Ph.D.	50,000	2.74%	25.32	(3)	796,181	2,017,678
Jeryl L. Hilleman	50,000	2.74%	25.32	(3)	796,181	2,017,678
Paul J. Nowak	100,000	5.47%	23.58	7/14/2014	1,482,934	3,758,045

(1)
The options granted to each of Mr. Goldby, Mr. Goldwasser, Mr. Weinberg and Ms. Hilleman were granted in four equal installments and each installment vest monthly over the one year period commencing January 1, 2004. The option granted to Mr. Nowak vests as follows: 25% of the total shares granted vest on June 21, 2005 and 2.083% of the total shares granted vest monthly thereafter.

(2)
The Company granted options to purchase a total of 1,826,851 shares of common stock to employees during 2004.

(3)
2004 options were granted in four installments and will expire from 3/1/2014 to 12/1/2014.

Aggregate Option Exercises in 2004 and Year-End Option Values

        The following table sets forth information for the Company's Chief Executive Officer and its other executive officers who received salary compensation of more than $100,000 in 2004, relating to the number and value of securities underlying exercisable and unexercisable options held at December 31, 2004. None of these individuals exercised options in 2004.

	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-The-Money Options at December 31, 2004(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Steven D. Goldby	604,570	51,042	$5,110,637	$844,240
Isy Goldwasser	557,347	51,042	6,167,156	844,240
W. Henry Weinberg, Ph. D	668,736	51,042	5,161,137	844,240
Jeryl L. Hilleman	503,112	50,833	4,810,960	843,292
Paul J. Nowak	—	100,000	—	647,000

(1)
Value of unexercised in-the-money options are based on a value of $30.05 per share, the last reported sale price of the Company's common stock on the Nasdaq National Market on December 31, 2004, minus the per share exercise price, multiplied by the number of shares underlying the option.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The following report is provided to stockholders by the Compensation Committee of the Board of Directors:

        The Compensation Committee of the Board of Directors (the "Committee"), comprising two outside directors, is responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company's performance and stockholder return.

        Compensation Philosophy.    The Company's overall executive compensation philosophy is based on a series of guiding principles derived from the Company's values, business strategy, and management requirements. These principles are summarized as follows:

  •
  Provide competitive levels of total compensation which will enable the Company to attract and retain the best possible executive talent;

  •
  Motivate executives to achieve optimum performance for the Company;

  •
  Align the financial interest of executives and stockholders through equity-based plans;

  •
  Provide a total compensation program that recognizes individual contributions as well as overall business results.

        Compensation Program.    The Committee is responsible for reviewing and determining the compensation and benefits of all officers of the Company and establishes and reviews general policies relating to compensation and benefits of employees of the Company. The Committee is also responsible for the administration of the Stock Plan. There are two major components to the Company's executive compensation: base salary and potential cash bonus, as well as potential long-term compensation in the form of stock options. The Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

          1.     Base Salary. In setting compensation levels for executive officers, the Committee reviews competitive information relating to compensation levels for comparable positions at biotechnology and high technology companies. In addition, the Committee may, from time to time, hire compensation and benefit consultants to assist in developing and reviewing overall salary strategies. Individual executive officer base compensation may vary based on time in position, assessment of individual performance, salary relative to internal and external fairness and the critical nature of the position relative to the success of the Company.

          2.     Cash Bonus. Executive officers are eligible to receive annual cash performance bonuses of up to 75% of base salary. Bonuses are awarded based upon individual achievement of goals and based upon the Company achieving specific milestones.

          3.     Long-Term Incentives. The Company's Stock Plan provides for the issuance of stock options to officers and employees of the Company to purchase shares of the Company's Common Stock at an exercise price equal to the fair market value of such stock on the date of grant. Stock options are granted to the Company's executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. The Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the value of the Company's equity.

          4.     Benefits. The Company provides benefits to the named executive officers that are generally available to all employees of the Company.

2004 Compensation for the Chief Executive Officer

        Mr. Goldby's compensation package has been designed to encourage both short-term and long-term performance of the Company as well as align his interests with the interests of the stockholders. The majority of his compensation, including stock options and cash bonus, is at risk. He does not have an employment contract. The process of establishing the compensation for the Chief Executive Officer and the criteria examined by the Compensation Committee parallels the process and criteria used in establishing compensation levels for the other executives. The Company's overall performance and Mr. Goldby's individual performance are critical factors in the Compensation Committee's determination.

        In determining Mr. Goldby's salary for 2004, the Committee considered competitive compensation data for chairpersons and chief executive officers of similar companies within the high technology and biotechnology industries, taking into account Mr. Goldby's experience and knowledge. The Committee determined that it was appropriate to maintain Mr. Goldby's annual salary at $375,000. The cash bonus award to Mr. Goldby for 2004 was $281,250. This bonus was paid to him in January 2005. During 2004, he received stock option grants under the 1997 Stock Option Plan covering 50,000 shares. These options vest over 12 months. The Compensation Committee's decisions regarding Mr. Goldby's stock option grants were based on its subjective assessment of the importance of his leadership to the Company's plans for substantial growth and his ability to enhance value for the Company's stockholders, as well as its expectations for his future contributions in leading the Company.

Section 162(m) of the Internal Revenue Code Limitations on Executive Compensation

        In 1993, Section 162(m) was added to the United States Internal Revenue Code of 1986, as amended. Section 162(m) may limit the Company's ability to deduct for United States federal income tax purposes compensation in excess of $1,000,000 paid to each of the Company's Chief Executive Officer and its four other highest paid executive officers in any one fiscal year. No executive officer of the Company received any such compensation in excess of this limit during fiscal 2004.

        It is the opinion of the Committee that the aforementioned compensation policies and structures provide the necessary discipline to properly align the Company's corporate economic performance and the interest of the Company's stockholders with progressive, balanced and competitive executive total compensation practices in an equitable manner.

        The foregoing Committee Report shall not be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

Respectfully submitted, The Compensation Committee of the Board of Directors
Samuel D. Colella (Chairman) Tom Baruch
March 31, 2005

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Committee is governed by a written charter approved by the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the Company's systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 and the Committee has discussed with the independent registered public accounting firm its independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 and considered the compatibility of non-audit services with the independent registered public accounting firm's independence. The Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for their audit. The Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their considerations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee approved all audit, audit related and non-audit services provided by the independent registered public accounting firm. The Committee only approved services that were integrally connected to the audit services or that were at a level that did not otherwise compromise the independent registered public accounting firm's independence. The Committee has determined that all significant tax services are to be provided by a CPA firm other than the Company's independent registered public accounting firm. The Committee has not approved any services by the independent registered public accounting firm that are related to financial information systems design and implementation or strategic tax planning services. The Committee held six meetings during fiscal year 2004. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company's independent registered public accounting firm.

        The foregoing Committee Report shall not be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under this Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

Respectfully submitted, The Audit Committee of the Board of Directors
Kenneth J. Nussbacher (Chairman) Thomas R. Baruch Martin S. Gerstel
March 31, 2005

STOCK PERFORMANCE GRAPH(1)

        The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return for each of the Nasdaq National Market (U.S.) index and the S & P Biotechnology index for the 61 months commencing from November 18, 1999, the Company's first day of trading after its initial public offering, and ending on December 31, 2004. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

COMPARISON OF 61 MONTH CUMULATIVE TOTAL RETURN*
AMONG SYMYX TECHNOLOGIES, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE S & P BIOTECHNOLOGY INDEX

        * $100 invested on 11/18/99 in stock or 10/31/99 in index-including reinvestment of dividends. Fiscal year ending December 31.

	Cumulative Total Return
	11/18/1999	12/31/99	12/29/00	12/31/01	12/31/02	12/31/03	12/31/04
SYMYX TECHNOLOGIES, INC.	100.00	214.29	257.14	151.71	89.93	146.79	214.86
NASDAQ STOCK MARKET (U.S.)	100.00	125.03	75.39	56.87	33.01	47.96	50.65
S & P BIOTECHNOLOGY	100.00	150.63	143.42	138.07	109.88	141.59	152.36

(1)
The Stock Performance Graph and related disclosure are not soliciting material, are not deemed to be filed with the Securities and Exchange Commission, and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of the Company's Common Stock as of March 28, 2005, by (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each listed stockholder is c/o Symyx Technologies, Inc., 3100 Central Expressway, Santa Clara, California 95051.

	Shares Beneficially Owned
Beneficial Owner	Total Number(1)	Shares Subject to Options(1)	Percent(1)(2)
5% Stockholders:
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	4,429,867	—	13.6%
Baron Capital Group, Inc 767 Fifth Avenue New York, NY 10153	1,885,100	—	5.8
Brown Capital Management, Inc. 1201 N. Calvert Street Baltimore, MD 21202	2,119,902	—	6.5
Kopp Investment Advisors, Inc. 7701 France Avenue South Suite 500 Edina, MN 55435	1,767,070	—	5.4
Executive Officers and Directors:
Steven D. Goldby(3)	734,779	622,279	2.2
Isy Goldwasser	659,611	575,056	2.0
W. Henry Weinberg, Ph.D.	821,445	686,445	2.5
Jeryl L. Hilleman(4)	534,041	520,612	1.6
Paul J. Nowak	—	—	*
Thomas R. Baruch	52,961	42,500	*
Samuel D. Colella(5)	118,528	42,500	*
Edwin F. Gambrell	23,333	23,333	*
Martin S. Gerstel(6)	159,899	42,500	*
Kenneth J. Nussbacher(7)	63,500	42,500	*
Mario M. Rosati(8)	57,261	42,500	*
Peter G. Schultz, Ph.D.(9)	907,590	42,500	2.8

All directors and executive Officers as a group (12 persons)	4,132,948	2,682,725	11.7%

*
Less than 1% of the outstanding shares of common stock.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 28, 2005 are deemed outstanding. The persons named in this table have sole voting and investment power with respect to all shares of

  Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2)
Percentage of beneficial ownership is based on 32,558,514 shares of Common Stock outstanding as of March 28, 2005.

(3)
All shares are held by the Steven Goldby and Florence Goldby Trust, of which Mr. and Mrs. Goldby are trustees.

(4)
All shares are held by Jeryl L. Hilleman and William A. Albright, Jr. as trustees of the Hilleman/Albright Family Trust.

(5)
Includes 70,500 shares held by Samuel D. and Nancy R. Colella as trustees of The Colella Family Trust and 5,528 shares held by Colella Family Partners, of which Mr. Colella is a general partner. Mr. Colella disclaims beneficial ownership of the shares held by Colella Family Partners, except to the extent of his individual partnership interests therein.

(6)
All shares are held by Shomar Corporation. Mr. Gerstel and his wife are the sole owners of this entity.

(7)
All shares are held by Kenneth J. Nussbacher and Loretta S. Nussbacher, Trustees of the Nussbacher Revocable Trust dated October 6, 1999.

(8)
Includes 5,185 shares held by Mr. Rosati's wife.

(9)
Includes 159,194 shares held by George E. Schultz as trustee of the Kathryn C. Schultz Trust and 159,194 shares held by George E. Schultz as trustee of the Nathan W. Schultz Trust. Dr. Schultz disclaims beneficial ownership of these shares held in trust for his children.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2004 with respect to our shares of common stock that may be issued under our existing equity compensation plans.

	A		B	C
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders(1)	7,004,759	(3)	$24.73	1,872,430	(4)
Equity Compensation Plans Not Approved by Stockholders(2)	429,726		$29.06	614,400

Total	7,434,485		$24.98	2,486,830

(1)
Consists of the 1996 Stock Option Plan, 1997 Stock Option Plan and the 1999 Employee Stock Purchase Plan.

(2)
Consists of IntelliChem, Inc. 2003 Stock Option Plan assumed in connection with the acquisition of IntelliChem on November 30, 2004 and the 2001 Non-statutory Stock Option Plan.

(3)
Excludes purchase rights accruing under our 1999 Employee Stock Purchase Plan which has a stockholder approved reserve of 1,390,883 shares as of December 31, 2004. Under the 1999 Employee Stock Purchase Plan, each eligible employee may purchase up to a maximum of 10,000 shares per annum of common stock at semi-annual intervals on the last U.S. business day of April and October each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of common stock on the employee's entry date into the two-year offering period in which that semi-annual purchase date occurs or (ii) the closing selling price per share on the semi-annual purchase date. Eligible employees may defer up to 10% of their salary, but not to exceed $25,000, in any calendar year, to purchase shares under this Plan.

(4)
Consists of shares available for future issuance under our 1996 Stock Option Plan, 1997 Stock Option Plan and the 1999 Employee Stock Purchase Plan. As of December 31, 2004, an aggregate of 1,390,883 shares of common stock were available for issuance under the 1999 Employee Stock Purchase Plan and 481,547 shares of common stock were available for issuance under the 1996 Stock Option Plan and 1997 Stock Option Plan. The 1999 Employee Stock Purchase Plan provides for annual increases in the number of shares available for issuance under the Plan on the first day of each fiscal year, equal to the lesser of 1% of the outstanding shares of common stock on the first day of the fiscal year, 350,000 shares, or a lesser amount as determined by our Board of Directors. The 1997 Stock Option Plan provides for an annual increase in the number of shares of common stock reserved for issuance equal to the lesser of 1,500,000 shares, 4% of the outstanding shares on the date of the annual increase, or a lesser amount as determined by our Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, officers and beneficial owners of more than 10% of the Company's Common Stock to file reports of ownership and reports of changes in the ownership with the Securities and Exchange Commission. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms submitted to it during or with respect to 2004, the Company believes that all officers, directors and beneficial owners of more than 10% of the outstanding Common Stock complied with all Section 16(a) requirements during or with respect to 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans to Officers

        Prior to the Company's initial public offering in November 1999, the Company implemented a program under which the Company's directors, executive officers and a number of other key employees were permitted to purchase restricted stock or to exercise their outstanding options as to both vested and unvested shares, with unvested shares being subject to a right of repurchase at cost in favor of Symyx in the event of termination of employment prior to vesting of all shares. Under this program, the participants paid the exercise price for their outstanding options pursuant to full recourse promissory notes. The notes beared interest at rates between 4.6% and 6.0% per annum and were due and payable on the earlier of 120 days after termination of the participant's employment with the Company, or on various dates, which began in February 2003. All principal amounts and related interest of each note payable by a director or executive officer were repaid in full by January 2004.

Related Party Transactions

        In January 2003, the Company formed Ilypsa, Inc. ("Ilypsa"), formerly known as Symyx Therapeutics, Inc., as a wholly-owned subsidiary. In connection with the formation of Ilypsa, the Company licensed to Ilypsa exclusive rights to certain of the Company's intellectual property within a specific field with no cost basis to the Company, while retaining the rights to use and commercialize certain data generated by Ilypsa outside its field. From Ilypsa's inception through May 6, 2003, the operating results of Ilypsa were consolidated into the Company's financial statements. On May 6, 2003, Ilypsa completed a private financing with outside investors led by The Sprout Group and 5am Ventures, raising an aggregate of $8,000,000, which reduced the Company's ownership position in Ilypsa to approximately 46% of shares outstanding. In connection with Ilypsa's financing, the Company retained the right to designate one of three members of Ilypsa's Board of Directors. The Company's current designee to Ilypsa's Board is its President, Isy Goldwasser. In November 2003, Ilypsa completed a second closing of its Series A financing, raising an additional $2,350,000. As of December 31, 2004, the Company's ownership position in Ilypsa was approximately 37% of shares outstanding. The Company's President, Isy Goldwasser and one of its Directors, Peter Schultz, each participated in the Series A Financing and exercised certain shares of stock options. They currently each hold approximately 1.1% of Ilypsa's shares outstanding.

        On May 6, 2003, the Company also entered into an 18 month Collaborative Research and License Agreement with Ilypsa. Under the terms of this Agreement, Ilypsa paid research funding to the Company in consideration for direct costs incurred by the Company specifically attributable to, or specifically used in furtherance of, the research program. Research funding payments were due to the Company at the start of each month, with an adjustment at the end of each month for the difference between forecast and actual costs incurred. Revenue resulting from work performed under this Agreement during the years ended December 31, 2004 and 2003 amounted to $1,173,000 and $1,671,000, respectively. During the year ended December 31, 2004, the Company received $150,000 as consideration for a software license granted to Ilypsa, Inc. The amount receivable from Ilypsa was $7,000 as of December 31, 2004 and $0 as of December 31, 2003. The amount received under the above Agreement in advance of the services being provided was $0 at December 31, 2004 and $137,000 at December 31, 2003. In April 2004, the Company sold certain fixed assets with a net book value of $72,000 to Ilypsa for $227,000.

        The Company has no repurchase rights with respect to either the licensed technology or the results of research conducted under the Collaborative Research and License Agreement.

Indemnification Agreements

        The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

Change of Control Agreements

        The Company had entered into change of control agreements with Steven D. Goldby, Isy Goldwasser, W. Henry Weinberg and Jeryl L. Hilleman. In the event of a change of control of Symyx (as defined in the agreements) and the actual or constructive termination of employment, without cause, of the executive within 18 months following the change of control, all outstanding stock options issued to the executive will be accelerated and all of the Company's rights to repurchase their restricted stock will lapse. Under these agreements, constructive termination of employment means the executive's resignation following a reduction in salary, a material reduction in employment-related responsibilities or a requirement to relocate outside the Silicon Valley area.

Other Transactions

        Mario M. Rosati, one of the Company's directors, is also a member of Wilson Sonsini Goodrich & Rosati, Professional Corporation, which provides legal services with respect to real estate issues, for which they receive compensation at normal commercial rates.

        On March 17, 2005, the Company entered into a Collaborative Development and License Agreement with Intermolecular, Inc. Under the agreement, the two companies will work together to conduct research and development activities with respect to materials for use in semiconduct applications. Each party is bearing its own expenses. Thomas Baruch, a member of the Company's Board of Directors, is a director of Intermolecular, Inc. and his fund, CMEA Ventures, holds a 17.5% interest in Intermolecular, Inc. and W.

Henry Weinberg, an officer of the Company, is a scientific advisory board member of Intermolecular, Inc. and a holder of options to purchase 50,000 shares of common stock of Intermolecular, Inc.

Policy Regarding Transactions with Affiliates

        It is the Company's policy that future transactions with affiliates, including any loans the Company makes to principal stockholders or other affiliates will be on terms no less favorable to the Company than it could have obtained from unaffiliated third parties. These transactions will be approved by a majority of the Company's board of directors, including a majority of the independent and disinterested members and the Company's Audit Committee, or, if required by law, a majority of the Company's disinterested stockholders.

OTHER MATTERS

        The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS
Santa Clara, California April 8, 2005

Exhibit A

SYMYX TECHNOLOGIES, INC.

1997 STOCK PLAN

(AS AMENDED AND RESTATED April 8, 2005)

1.
Purposes of the Plan.    The purposes of this 1997 Stock Plan are:

•
to attract and retain the best available personnel for positions of substantial responsibility,

•
to provide additional incentive to Employees, Directors and Consultants, and

•
to promote the success of the Company's business.

        Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

2.
Definitions.    As used herein, the following definitions shall apply:

        (a)   "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

        (b)   "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

        (c)   "Board" means the Board of Directors of the Company.

        (d)   "Code" means the Internal Revenue Code of 1986, as amended.

        (e)   "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

        (f)    "Common Stock" means the common stock of the Company.

        (g)   "Company" means Symyx Technologies, Inc., a Delaware corporation.

        (h)   "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

        (i)    "Director" means a member of the Board.

        (j)    "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

        (k)   "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option three (3) months and one (1) day after the end of such ninety (90) day leave. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

        (l)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (m)  "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

            (i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

           (ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

         (iii)  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

        (n)   "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (o)   "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

        (p)   "Notice of Grant" means a written or electronic notice evidencing certain times and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

        (q)   "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (r)   "Option" means a stock option granted pursuant to the Plan.

        (s)   "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

        (t)    "Optioned Stock" means the Common Stock subject to an Option or Stock Purchase Right.

        (u)   "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

        (v)   "Outside Director" means a Director who is not an Employee.

        (w)  "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

        (x)   "Plan" means this 1997 Stock Plan, as amended and restated.

        (y)   "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

        (z)   "Restricted Stock Purchase Agreement" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

        (aa) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

        (bb) "Section 16(b) "means Section 16(b) of the Exchange Act.

        (cc) "Service Provider" means an Employee, Director or Consultant.

        (dd) "Share" means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

        (ee) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

        (ff)  "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.    Stock Subject to the Plan.    Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 6,500,000 Shares, plus (a) any Shares which were reserved but unissued under the Company's 1996 Stock Plan ("1996 Plan") as of the date of stockholder approval of the original adoption of this Plan, (b) any Shares subsequently returned to the 1996 Plan as a result of termination of options or repurchase of Shares issued under the 1996 Plan, and (c) an annual increase to be added on the first day of the Company's fiscal year beginning in fiscal year 2000 equal to the lesser of (i) 1,500,000 shares, (ii) 4% of the outstanding shares on such date, or (iii) an amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.

        If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Stock Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4.
Administration of the Plan.

        (a)   Procedure.

            (i)  Multiple Administrative Bodies.    The Plan may be administered by different Committees with respect to different groups of Service Providers.

           (ii)  Section 162(m).    To the extent that the Administrator determines it to be desirable to qualify Options or Stock Purchase Rights granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

         (iii)  Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

          (iv)  Other Administration.    Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

        (b)   Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

            (i)  to determine Fair Market Value;

           (ii)  to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

         (iii)  to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

          (iv)  to approve forms of agreement for use under the Plan;

           (v)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (A) increase in share price, (B) earnings per share, (C) total stockholder return, (D) operating margin, (E) gross margin, (F) return on equity, (G) return on assets, (H) return on investment, (I) operating income, (J) net operating income, (K) pre-tax profit, (L) cash flow, (M) revenue, (N) expenses, (O) earnings before interest, taxes and depreciation, (P) economic value added and (Q) market share. The performance criteria may be applicable to the Company, a Parent or Subsidiary of the Company and/or any individual business units of the Company or any Parent or Subsidiary of the Company. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the award agreement;

          (vi)  to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

         (vii)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

        (viii)  to modify or amend each Option or Stock Purchase Right (subject to Section 16(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan, provided that (A) the reduction of the exercise price of any Option awarded under the Plan shall be subject to stockholder approval and (B) canceling an Option at a time when its exercise price exceeds the Fair Market Value of the underlying Shares, in exchange for another Option or Restricted Stock shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with a merger or other corporate transaction;

          (ix)  to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

           (x)  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

          (xi)  to make all other determinations deemed necessary or advisable for administering the Plan.

        (c)   Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

5.
Eligibility.    Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.
Limitations.

        (a)   Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

        (b)   Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

        (c)   The following limitations shall apply to grants of Options:

            (i)  No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

           (ii)  In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 100,000 Shares, which shall not count against the limit, set forth in subsection (i) above.

         (iii)  The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 14.

          (iv)  If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

        (d)   For awards of Restricted Stock that are intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the maximum number of Shares that may be granted to any Optionee in any fiscal year of the Company shall be 500,000. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 14.

7.    Term of Plan.    Subject to Section 20 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 16 of the Plan.

8.    Term of Option.    The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9.
Option Exercise Price and Consideration.

        (a)   Exercise Price.    The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

            (i)  In the case of an Incentive Stock Option

            (A)  granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

            (B)  granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

           (ii)  In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

         (iii)  Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

        (b)   Waiting Period and Exercise Dates.    At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

        (c)   Form of Consideration.    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

            (i)  cash;

           (ii)  check;

         (iii)  other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

          (iv)  consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

           (v)  a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

          (vi)  any combination of the foregoing methods of payment; or

         (vii)  such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10.
Exercise of Option.

        (a)   Procedure for Exercise; Rights as a Shareholder.    Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

        An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

        Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

        (b)   Termination of Relationship as a Service Provider.    Subject to Section 14, if an Optionee ceases to be a Service Provider (but not in the event of an Optionee's change of status from Employee to Consultant (in which case an Employee's Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option three (3) months and one (1) day following such change of status) or from Consultant to Employee), such Optionee may, but only within such period of time as is specified in the Option Agreement (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that Optionee was entitled to exercise it at the date of such termination. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        (c)   Disability of Optionee.    If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option the extent the Option is vested on the date of termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        (d)   Death of Optionee.    If an Optionee dies while a Service Provider, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        (e)   Buyout Provisions.    The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

11.
Stock Purchase Rights.

        (a)   Rights to Purchase.    Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

        (b)   Repurchase Option.    Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

        (c)   Other Provisions.    The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

        (d)   Rights as a Shareholder.    Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.

12.    Non-Transferability of Options and Stock Purchase Rights.    Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

13.    Formula Option Grants to Outside Directors.    Outside Directors shall be automatically granted Options each year in accordance with the following provisions:

        (a)   All Options granted pursuant to this Section shall be Nonstatutory Stock Options and, except as otherwise provided herein, shall be subject to the other terms and conditions of the Plan.

        (b)   Each Outside Director shall be automatically granted an Option to purchase 10,000 Shares following each annual meeting of the stockholders of the Company.

        (c)   Any exercise of an Option granted before the Company has obtained stockholder approval of the Plan in accordance with Section 20 hereof shall be conditioned upon obtaining such stockholder approval of the Plan in accordance with Section 20 hereof.

        (d)   The terms of each Option granted pursuant to this Section shall be as follows:

            (i)  the term of the Option shall be ten (10) years.

           (ii)  the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

         (iii)  Each Option shall vest as to 1/12 of the Optioned Stock each month following the date of grant, such that the Option shall be fully vested and exercisable one year from the date of grant of the Option.

14.
Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

        (a)   Changes in Capitalization.    Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, the number of shares of Common Stock covered by formula options to be granted to Outside Directors under Section 13 of the Plan, the maximum number of shares that may be granted in any fiscal year to subject to Options and Stock Purchase Rights, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right and the number of shares of Common Stock which may be added to the Plan each fiscal year (pursuant to Section 3), as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." In the event of any distribution of cash or other assets to stockholders other than a normal cash dividend, the Administrator may also, in its discretion, make adjustments described in (i)-(iii) of this Section 14(a) or substitute, exchange or grant Options or Stock Purchase Rights with respect to the shares of any Parent or Subsidiary of the Company (collectively "adjustments"). In determining adjustments to be made under this Section 14(a), the Administrator may take into account such factors as it deems appropriate, including (x) the restrictions of Applicable Law, (y) the potential tax, accounting or other consequences of an adjustment and (z) the possibility that some Optionees might receive an adjustment and a distribution or other unintended benefit, and in light of such factors or circumstances may make adjustments that are not uniform or proportionate among outstanding Options or Stock Purchase Rights, modify vesting dates, defer the delivery of stock certificates or make other equitable adjustments. Any such adjustments to outstanding Options or Stock Purchase Rights will be effected in a manner that precludes the material enlargement of rights and benefits under such awards. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than a normal cash dividend, shall be made by the Administrator and its determination shall be final, binding and conclusive. In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Options or Stock Purchase Rights during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Option or Stock Purchase Right.

        (b)   Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee at least 15 days prior to such proposed action. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

        (c)   Merger or Asset Sale.    In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

15.    Date of Grant.    The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

16.
Amendment and Termination of the Plan.

        (a)   Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan.

        (b)   Shareholder Approval.    The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

        (c)   Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

17.
Conditions Upon Issuance of Shares.

        (a)   Legal Compliance.    Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        (b)   Investment Representations.    As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

18.    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.    Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20.    Plan Approval.    The Plan was adopted by the Board and shareholders of the Company in 1997 and amended and restated in 1999. In 2003, the Board and shareholders approved an amendment to the Plan to increase the automatic option grant to Outside Directors under Section 13 of the Plan from 7,500 shares to 10,000 shares. On April 8, 2005, the Board approved an amendment and restatement of the Plan to adopt a limit on the maximum number of Shares with respect to which Options and Stock Purchase Rights may be granted to any Grantee in any fiscal year of the Company and certain other administrative provisions to comply with the performance-based compensation exception to the deduction limit of Section 162(m) of the Code, which amendments are subject to approval by the shareholders of the Company.

SYMYX TECHNOLOGIES, INC.
ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 26, 2005
9:00 a.m. Pacific Daylight Time

SYMYX TECHNOLOGIES, INC.
1263 East Arques Avenue
Sunnyvale, CA 94085

Symyx Technologies, Inc. 1263 East Arques Avenue Sunnyvale, CA 94085	Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 26, 2005.

The shares of stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2, and 3.

By signing the proxy, you revoke all prior proxies and appoint Steven D. Goldby and Jeryl L. Hilleman, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

SEE REVERSE FOR VOTING INSTRUCTIONS

The Board of Directors Recommends a Vote FOR Items 1, 2, and 3.

1.	Election of directors:	01 02 03	Kenneth J. Nussbacher Mario M. Rosati Peter G. Schultz	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.
Approval of an amendment and restatement of the Company's 1997 Plan to adopt a limit on the maximum number of shares with respect to which stock options and restricted stock may be granted to any individual under the 1997 Stock Plan and other administrative provisions to comply with the performance-based compensation exception limit of Section 162(m) of the Internal Revenue Code of 1986, as amended. ☐ For ☐ Against ☐ Abstain
3.	Ratifying the appointment of Ernst & Young LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2005. ☐ For ☐ Against ☐ Abstain
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL

Address Change? Mark Box ☐ Indicate changes below:
Date

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

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SYMYX TECHNOLOGIES, INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held May 26, 2005
PROXY STATEMENT FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS MAY 26, 2005
INFORMATION CONCERNING SOLICITATION AND VOTING
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 AMENDMENT OF THE SYMYX TECHNOLOGIES, INC. 1997 STOCK PLAN
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXECUTIVE OFFICERS
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
STOCK PERFORMANCE GRAPH(1)
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
  Exhibit A
SYMYX TECHNOLOGIES, INC. 1997 STOCK PLAN (AS AMENDED AND RESTATED April 8, 2005)